First Internet Bancorp to Pay Cash Dividend; Extends Stock Repurchase Program

Fishers, Indiana, December 19, 2023 – The Board of Directors of First Internet Bancorp (the “Company”) (Nasdaq: INBK) has declared a quarterly cash dividend of $0.06 per common share. The dividend will be payable on January 16, 2024 to shareholders of record at the close of business on December 29, 2023.

The declaration and amount of any future cash dividends will be subject to the sole discretion of the Board of Directors and will depend upon many factors, including the Company’s results of operations, financial condition, capital requirements, regulatory and contractual restrictions, business strategy and other factors deemed relevant by the Board of Directors.

In addition, the Board of the Company has extended the term of the Company’s existing stock repurchase program (the “Program”) through December 31, 2024. The Program, which was previously set to expire on December 31, 2023, was announced in December 2022 and authorized the Company to acquire up to $25.0 million in shares of its common stock from time to time in the open market or in privately negotiated transactions. The Program does not obligate the Company to repurchase shares of its common stock, and there is no assurance that it will do so. Any repurchases are subject to compliance with applicable laws and regulations. Repurchases will be conducted in consideration of general market and economic conditions as well as the financial and regulatory condition of the Company and First Internet Bank. The Program may be modified, suspended or discontinued at any time.

About First Internet Bancorp
First Internet Bancorp is a financial holding company with assets of $5.2 billion as of September 30, 2023. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. First Internet Bank provides consumer and small business deposit, SBA financing, franchise finance, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK”. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements with respect to the Company’s stock repurchase program and timing and methods of executing the same. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Contact Information:
Investors/Analysts	Media
Paula Deemer	BLASTmedia for First Internet Bank
Director of Corporate Administration	Ryan Hecker
(317) 428-4628	firstib@blastmedia.com
investors@firstib.com